Free Writing Prospectus
Filed Pursuant to Rule 433
File Number 333-140273 and 333-140273-01
$525m FIRST NATIONAL BANK OF OMAHA MASTER NOTE TRUST 2009-3

JTLEADS: JPM/BOFA			CO-MGRS: RBS			**100% POT**

CL	SIZE	WAL	M/S/F	EXPFINL	LGL	PXING	$
A	$525.0	2.93	Aaa/AAA/AAA	07/16/12	07/15/15	1ml+135	100.0

TALF ELIGIBLE?	TALF ELIGIBLE
EXPECTED PXING:	PXD
EXPECTED SETTLE:	08/13/09
COLLATERAL:	PRIME MASTER CARD & VISA CREDIT CARD RECEIVABLES
HAIRCUT:	6%
PUBLIC/144A?	PUBLIC
PRELIMINARY PROSPECTUS:	EXPECTED 07/30/09
SPONSOR & SERVICER:	FIRST NATL BK OF OMAHA
BILL & DELIVER:	J.P. MORGAN
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.